Signatures: **

JEFFERIES CAPITAL PARTNERS IV L.P. JEFFERIES EMPLOYEE PARTNERS IV LLC JCP PARTNERS IV LLC By: JEFFERIES CAPITAL PARTNERS LLC, as Manager

By: /s/ Brian P. Friedman Name: Brian P. Friedman Title: Managing Member	3/29/13 Date

JCP IV LLC

By: JEFFERIES CAPITAL PARTNERS LLC, as Managing Member

By: /s/ Brian P. Friedman Name: Brian P. Friedman Title: Managing Member	3/29/13 Date

JEFFERIES CAPITAL PARTNERS LLC

By: /s/ Brian P. Friedman Name: Brian P. Friedman Title: Managing Member	3/29/13 Date

/s/ James L. Luikart James L. Luikart	3/29/13 Date

Exhibit 99.1

(1):  Jefferies Capital Partners LLC (f/k/a Jefferies Capital Partners IV LLC) (“Manager”), JCP IV LLC (“General Partner”) and James L. Luikart (“Mr. Luikart”) may be deemed to own beneficially and indirectly the shares of common stock, par value $0.01 per share (“Common Stock”), of Fiesta Restaurant Group, Inc. (the “Company”), disposed of by (i) Jefferies Capital Partners IV L.P. (“Jefferies Capital Partners IV”), which disposed of 2,895,602 shares of Common Stock; (ii) Jefferies Employee Partners IV LLC (“Jefferies Employee Partners”), which disposed of 333,506 shares of Common Stock; and (iii) JCP Partners IV LLC (“JCP Partners” and, together with Jefferies Capital Partners IV and Jefferies Employee Partners, collectively, “Jefferies Capital Partners” and, together with Manager, General Partner and Mr. Luikart, collectively, the “Reporting Persons”), which disposed of 105,892 shares of Common Stock.  General Partner is the general partner of Jefferies Capital Partners IV and is the managing member of each of Jefferies Employee Partners and JCP Partners, and had the power to vote or direct the vote, and to dispose or direct the disposition of, the shares of Common Stock disposed by Jefferies Capital Partners, and, in such capacities, may be deemed to have beneficially owned the shares of Common Stock disposed by Jefferies Capital Partners.  General Partner disclaims beneficial ownership of the shares of Common Stock disposed by Jefferies Capital Partners except to the extent of its pecuniary interest therein.  Manager is the manager of Jefferies Capital Partners and the managing member of General Partner, and had the power to vote or direct the vote, and to dispose or to direct the disposition of, the shares of Common Stock disposed by Jefferies Capital Partners, and, in such capacities, may be deemed to have beneficially owned the shares of Common Stock disposed by Jefferies Capital Partners.  Manager disclaims beneficial ownership of the shares of Common Stock disposed by Jefferies Capital Partners except to the extent of its pecuniary interest therein.  Mr. Luikart is a managing member of Manager, and, in such capacity, may be deemed to have beneficially owned the shares of Common Stock disposed by Jefferies Capital Partners.  Mr. Luikart disclaims beneficial ownership of the shares of Common Stock disposed by Jefferies Capital Partners except to the extent of his pecuniary interest therein.

(2):  On March 21, 2013, Jefferies Capital Partners and the Company entered into an Underwriting Agreement with Jefferies LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the offer and sale (the “Offering”) by Jefferies Capital Partners to the Underwriter of an aggregate of 3,335,000 shares of Common Stock, which includes an aggregate of 435,000 shares of Common Stock that the Underwriters purchased from Jefferies Capital Partners upon exercise of their over-allotment option, at a price of $24.25 per share (before Underwriters’ discounts and commissions).  Jefferies Capital Partners paid to the Underwriters discounts and commissions equal to $.97 per share.  Accordingly, Jefferies Capital Partners received a price per share of $23.28 (net of Underwriters’ discounts and commissions).  The Offering closed on March 27, 2013. Accordingly, after giving effect to the sale of Common Stock under the Underwriting Agreement, Jefferies Capital Partners IV is the beneficial owner of 2,799,870 shares of Common Stock, Jefferies Employee Partners is the beneficial owner of 322,479 shares of Common Stock and JCP Partners is the beneficial owner of 102,390 shares of Common Stock, and each of Manager, General Partner and Mr. Luikart may be deemed to own beneficially and indirectly 3,224,739 shares of Common Stock.